EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Gaia, Inc. of our report dated March 2, 2021 relating to the financial statements of Gaia, Inc., which report appears in the Form 10-K dated March 2, 2021.

/s/ PLANTE & MORAN, PLLC

May 3, 2021

Denver, Colorado